Exhibit 10.23

Agreement

Which was made and signed in Tel-Aviv on February 1, 1999

Between:	Compro Software Industries (1997) Ltd
13 Gush Etzion
Givat Shemuel

(hereafter - “the company”)
of the one part;

And between:	Lea Atad
11 Tamar Street
Yavneh

(hereafter - “the employee”)
of the other part;

Whereas:                                          the company is a corporation that does business in the fields of software;

And whereas:                      the employee has been employed by the company since February 1992;

And whereas:                      the company wishes to continue to employee the services of the employee in the position of CEO (hereafter - “the job”), in accordance with the terms of this agreement, in order to establish the company as a leading force in the industry and to increase its activity;

And whereas:                      the employee agrees to carry out the job, and she declares and confirms that to the best of her belief, from the viewpoint of her expertise, education and experience she is capable of carrying out the job, and is prepared to carry it out in an effort to promote the affairs of the company in accordance with the guidelines of the Board of Directors of the company;

And whereas:                      the parties are interested in putting the arrangements between them in writing;

Wherefore it has been declared, agreed and stipulated between the parties as follows:

1.                            Preamble

The preamble to this agreement constitutes an integral part hereof.

2.                            The contractual relationship

2.1                       The company hereby agrees and undertakes to employ the employee, and the employee agrees and undertakes to carry out the job, on a full-time basis, and subject to the Board of Directors of the company. The parties confirm that the employee has been employed in the company since February 1, 1992.

2.2                       Each of the parties to the agreement shall be entitled to terminate this agreement by giving prior notice in writing that shall be delivered to the other party at least 180 (one hundred and eighty) days in advance.

2.3                       If the employee gave notice of termination of the agreement, the company may during the period of one hundred and eighty days exercise its right to make a payment in lieu of prior notice, under clause 2.4 below or to ask the employee in a written notice that it will give to the employee, that she should continue in her job in the company in accordance with this contract until the date that the company shall determine, and which shall not be later than one hundred and eighty days from the date on which the company received the notice of termination of the agreement by the employee.

If the company so requests, the employee shall remain in her job until the date stipulated in the company’s notice and all the terms of the contract shall apply in full during this period.

2.4                       If the company gave notice of termination of the agreement - the company shall be entitled to convert the period of the prior notice, in whole or in part, into a payment in lieu of prior notice, which shall included the salary of the employee and the full accompanying terms to which she is entitled for the aforesaid period, and to terminate the work immediately, or on a date that it shall determine within this period. This payment shall be added to payment for the redemption of accumulated vacation as stated in clause 6.5 below.

2.5                       The termination of the contractual relationship shall be subject to what is stated in clause 7 below.

3.                             Declarations

3.1                       This agreement is a personal and special agreement that regulates exclusively the employment relationship between the company and the employee, and the provisions of any collective agreement that applies and/or that will apply to employees in an identical or similar profession and/or occupation to that of the employee do not apply and shall not apply to it, unless this is stated expressly in this agreement.

3.2                       From the viewpoint of the employee’s status, responsibility and terms of employment, she is included among those employees whose jobs require a special degree of personal trust and those employees whose terms and circumstances of employment do not allow any supervision of their work and rest hours, within the meaning thereof in the Work and Rest Hours Law, 5711-1951, and consequently the restrictions provided in the aforesaid law and in the Protection of Wages Law, 5718-1958, shall not apply to her employment. The employee shall not be entitled to demand or to receive, inter alia, any payment for overtime, work on national or Jewish holidays or Sabbaths, in accordance with the needs of the company.

3.3                       The employee hereby declares and confirms that the making of this agreement by her does not breach any prior agreement or undertaking to which she is a party, and that she is not bound by a contract, and shall not enter in the future, as long as she works for the company, into any undertakings to any third party which involves a potential conflict of interests with the affairs of the company or a possibility of any impairment in carrying out her undertakings to the company in any way.

4.                             Undertakings of the employee

The employee hereby undertakes the following:

4.1                       To carry out all the instructions relating to her work in accordance with the decisions of the Board of Directors of the company and subject to the provisions of its memorandum and articles.

4.2                       To carry out with integrity, diligence and faithfulness, to use her knowledge and experience to the benefit of the company and to promote its purposes and devote all of her time, energy and efforts in carrying out her job.

5.                             Undertakings of the company

5.1                       The company undertakes to employ the employee in the job set out below and to give her fitting employment terms and salary, as agreed between the parties.

5.2                       All the powers of ongoing management of the company shall be held by the CEO subject to the decisions of the Board of Directors of the company, from time to time. The CEO shall be a member of the Board of Directors of the company.

6.                             Salary and social benefits

6.1                       The employee shall receive a gross salary of NIS 58,650 (fifty eight thousands six hundreds and fifty) a month. The salary shall be paid no later than the fifth of each month during the work period for the previous month.

The salary shall be linked to the Consumer Price Index of the month of December 1998 and shall be revised each month on the basis of the increase in the index as compare with the base index (the revised salary shall be called hereafter - “the gross salary” or “the basic salary”).

It is hereby agreed that payment of linkage differentials as aforesaid shall replace payments of the increase in the cost of living as customary in the economy.

6.2                         a.                            The company shall make the following payments for the employee to a managers insurance policy held in the name of the employee in an insurance company that the employee shall choose:

8.33% of the gross salary for severance pay;

5.00% of the gross salary as a pension, provided that the employee also pays 5% of her gross salary for this purpose;

2.50% of the gross salary for loss of work capacity insurance.

To remove doubt, the tax liability for the payments in excess of the amounts permitted for deduction under the law, shall be the liability of the employee.

b.                           An agreement shall be signed between the parties, as customary in insurance companies, as an appendix to the managers insurance policy. In this agreement it shall be stipulated that the employee is entitled to receive the transfer of the ownership of the policy into her possession in its full amount when all the premiums for it have been paid in full, in any case of a termination of the employee-employer relationship, including resignation of the employee.

The company undertakes to sign, immediately and/or at the request of the employee, a deed of waiver, in so far as this is required by the insurance company in which the policy was issued, in order to ensure that all the rights of the employee for the policy are transferred as aforesaid.

6.3                         a.                            The employee shall be entitled to a company car on a full-time basis as customary in the company (including a cellular telephone) which shall be of no less a standard than the car owned by her on the date of signing this agreement. The company shall pay all the expenses of the car and the cellular telephone which shall be grossed up so that the company shall pay, for the employee, all the tax that shall be levied on the car expenses.

b.                           Should this agreement be terminated for any reason whatsoever, the employee shall be entitled to continue to have possession of the company car (including a cellular telephone) as set out in sub-clause (a) above, until the end of the prior notice period (180 days), or until the beginning of her work at another place of work, whichever is the earlier of the two.

c.                            This clause exhausts the rights of the employee with regard to the car and the cellular telephone upon termination of her employment and she hereby waives in advance any right of lien on the car or on its documents under any law or custom.

d.                           At the end of the prior notice period, the cellular telephone will become the property of the employee.

6.4                       The employee shall be entitled to annual holiday pay as shall be determined from time to time by the company.

6.5                       The employee shall be entitled to an annual vacation as the company shall determine from time to time, but not less than 24 working days (Sundays – Thursdays). The vacation can be accumulated and redeemed without restriction, subject to the provisions of any law.

The company may redeem accumulated vacation at any time, and the payment of the vacation redemption shall include all the benefits that accompany the salary for the vacation period. In a case of sickness, the employee shall be entitled to up to 24 sick days per year with full pay. The sickness days cannot be accumulated.

6.6                       The employee shall be entitled to full reimbursement of the telephone expenses in her home and the company shall pay all the aforesaid expenses which shall be grossed up so that the company will pay, for the employee, all the tax that shall be levied on the telephone expenses, all of which subject to the policy in force at the company, from time to time, in this regard.

6.7                       The company shall pay into a study fund account held in the name of the employee 7.5 (seven and a half) per cent of her gross salary, provided that the employee pays 2.5 (two and a half) per cent of her gross salary for this purpose. However, the payments into the study fund shall not exceed the recognized ceiling, as this ceiling shall be determined from time to time under any law, and the balance of the payment shall be added to the gross salary of the employee.

6.8                       It is agreed between the parties that if the Board of Directors of the company decides, at its absolute discretion (subject to the minimum bonus as stated below), to grant the employee bonuses or to include her in an option plan for its shares, then in no case shall the bonuses and/or the options be part of the salary for the purpose of the company’s liabilities under the law (including for the purpose of severance pay) or with regard to the provisions and payments set out above in this clause. It is agreed that the employee shall be entitled to an annual bonus that shall not be less than 3.75% (subject to approval of the chairman of the Board of Directors), of the pre-tax profit of the company in accordance with its audited financial statements.

6.9                       The employee shall be entitled to convert the company’s payment for pension, for loss of work capacity and for study into salary, provided that this does not change the total cost of the salary for the company, and subject to what is stated in clause 6.10 below.

6.10                 In calculating the severance pay, redemption of vacation days and bonuses in multiples of salary, any additional amount paid as the result of the employee’s request under clause 6.9 above shall not be includes as a part of the basic salary.

6.11                 The employee shall be entitled to reimbursement of hospitality expenses and board and lodging against receipts as customary in the company and in accordance with the guidelines of the Board of Directors.

On trips abroad, the employee shall be entitled to fly business class.

6.12                 The employee shall be entitled to payment or to reimbursement of payment, professional study expenses in accordance with the professional study programs that shall be approved by the chairman of the Board of Directors.

6.13                 The employee shall be entitled to receive, from time to time, loans from the company whose balance (capital and interest) at any time shall not exceed $ 50,000. The loans shall be linked to the index and shall bear interest of 2% per annum, or the minimum interest permitted under the tax laws for loans to employees. When the employment of the employee is terminated, the balance of the loans that have not been repaid shall be deducted from the amount that the company shall be liable to pay to the employee.

6.14                 The company shall insure the professional liability of the employee with personal insurance (employee’s insurance).

7.                             Termination and cancellation of the agreement

7.1                       This agreement shall be terminated as stated in clause 2 above.

7.2                       Upon termination of this agreement, for any reason, the employee shall be entitled to receive severance pay from the company, in the amount of her last gross salary multiplied by the number of years of her work in the company, and after deducting the payments that have accumulated to her credit in the insurance company as a result of the payments of the company for severance pay.

In order to remove doubt, it is hereby clarified that amounts which were paid by the company into the managers insurance held in the name of the employee shall be transferred to the employee in every case, including in a case of termination of the agreement in the circumstances in clause 7.3 or in a case of resignation of the employee.

7.3                       Notwithstanding what is stated in this clause above, the company is entitled to terminate this agreement immediately without prior notice, without the employee being entitled to any compensation whatsoever, if the employee is convicted of committing a criminal offence against the company or of a breach of trust towards the company, or if the company has real evidence that the employee committed a deliberate act of fraud or a deliberate omission, or acted out of a material conflict of interests to the interests of the company to advance her own personal interests.

7.4                       In a case of termination of the employee’s work on the initiative of the company, the employee shall be entitled, in addition to being given prior notice, or payment in lieu of prior notice, to payment of an acclimatization payment of three months that will include salary and also being given the use of a car on a full-time basis (including a cellular telephone) grossed up. During this period, employee-employer relations shall not exist between the company and the employee and it shall not be deemed part of her period of employment. Clause 6.3 (b) shall apply to this period.

8.                             Confidentiality

The employee undertakes to keep confidential and not to disclose to any third party, in writing or orally, other than during the normal course of the company’s business and for the advancement of its purposes, any information or document concerning the company, including - its work methods, training methods, knowledge and technologies, business links of the company, its customers and their payment arrangements, its agreements, its sources of finance and its financial data (hereafter - ‘the confidential information”) and not to make any use of them other than for the purposes of the company. The employee agrees and confirms that the confidential information is of great value to the company and that disclosure of the confidential information to third parties will cause the company and its shareholders considerable damage and that they are entitled to ask for the appropriate reliefs in order to prevent it.

This undertaking is not limited in time.

The aforesaid shall not apply to information that has become public property other than as a result of a breach of this contract.

9.                           Non-competition

9.1                       Without derogating from her undertaking to maintain confidentiality, the employee undertakes, during the whole period of her employment in the company and until eighteen months have expired from the termination of her employment in the company (if she resigned of her own initiative, or 12 months from the date of giving the resignation notice in a case of termination of the employment at the company’s initiative) not to engage or to be involved in any way, directly or indirectly, as an employee or on an independent basis, by herself or together with another or others, in a company, partnership or any corporation or other business that competes with the areas of the company’s activity (as they are on the date of signing this agreement or as they will be on the date of terminating her employment).

9.2                       The employee hereby agrees and confirms that the provisions of this clause above are reasonable and customary in view of the fact that she is CEO of the company, and that competition with the company by her will significantly harm its profitability. Notwithstanding, if a competent court decides - contrary to the intentions of the parties - that the non-competition provisions go beyond what is permitted under the law, the parties agree that the scope thereof shall be restricted to the maximum scope permitted under the law, without any need for any additional agreement between the parties in this respect.

10.                       Notices

The addresses of the parties for the purpose of this agreement are as set out in the preamble. Any notices under this agreement shall be in writing and shall be deemed to have been delivered on the date of delivery, if delivered by hand, or at the end of three days from the date of sending them by registered mail with a confirmation of receipt.

11.                       Writing

This agreement constitutes the entire agreement between the parties with regard to the employment of the employee and it prevails over any prior agreement and/or statement whether in writing or oral. Any change to this agreement shall be in writing only and signed by the two parties hereto.

12.                       Agreements with shareholders in the company

This agreement does not derogate from other agreements of the employee with shareholders in the company.

In witness whereof the parties have signed below:

/s/ Shimshon Tauber	/s/ Lea Atad
Compro Software Industries (1997) Ltd	Lea Atad